Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1) Registration Statement (Form S-8 No. 333-148375) of Forestar Group Inc.

2) Registration Statement (Form S-8 No. 333-159214) of Forestar Group Inc.

3) Registration Statement (Form S-3 No. 333-179612) of Forestar Group Inc.

of our report dated March 7, 2012, with respect to the consolidated financial statements of Forestar Group Inc., incorporated herein by reference, and our report dated March 7, 2012, with respect to the effectiveness of Forestar Group Inc.’s internal control over financial reporting, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Austin, Texas

March 7, 2012